EXHIBIT 10.2

FINAL

November 16, 2023

[NAME]
c/o Paramount Global
1515 Broadway
New York, NY 10036

Re:    Paramount Global Executive Change in Control Severance Protection Plan

Dear [NAME]:

Paramount Global (the “Company”) has adopted the Paramount Global Executive Change in Control Severance Protection Plan (the “Plan”) to provide enhanced separation benefits to certain Paramount Global senior executives in the event of certain qualifying terminations of their employment occurring within two years following a Change in Control (as defined in the Plan). You have been designated as a participant in the Plan, a copy of which is attached hereto.

Except as otherwise provided in the Plan, the benefits provided under the Plan are intended to replace and enhance the separation benefits provided under your employment agreement and/or any other Company severance plan in the event of your Qualifying Termination (as defined in the Plan).

For purposes of the Plan, your Severance Multiple shall be [X] and your Benefit Continuation Period shall be [X] months.

Your rights to potential payments and benefits pursuant to the terms of the Plan are subject in all respects to the terms and conditions set forth in the Plan.

Please do not hesitate to contact me if you have any questions regarding the enclosed.

Very truly yours,

PARAMOUNT GLOBAL

By: ______________________________
 [NAME]
[TITLE]

ACCEPTED AND AGREED:

By: __________________________
[NAME]

Enclosure